Exhibit 99.1
Oasis Midstream Partners LP Announces Quarter and Year Ending December 31, 2017 Earnings and Provides an Operational Update and 2018 Outlook

Houston, Texas — February 27, 2018 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced financial results for the quarter and year ended December 31, 2017 and provided its 2018 outlook.

Recent Highlights:

•
Completed its initial public offering of 8,625,000 common units, resulting in net proceeds of approximately $137.2 million, after deducting underwriting discounts and structuring fees, of which $132.1 million was distributed to Oasis Petroleum.

•
Declared initial quarterly cash distribution of $0.3750 per unit for the quarter ended December 31, 2017 and declared the third quarter distribution of $0.0245 per unit for the six days ended September 30, 2017.

•	Net income was $33.4 million for the three months ended December 31, 2017 and net income attributable to the Partnership was $11.1 million for the three months ended December 31, 2017.

•
Adjusted EBITDA was $37.8 million for the three months ended December 31, 2017 and net Adjusted EBITDA attributable to the Partnership was $13.0 million for the three months ended December 31, 2017.(1)

•	Distributable Cash Flow was $11.5 million for the three months ended December 31, 2017, resulting in distribution coverage of 1.12x.(1)

•
Completed assignment of second Wild Basin gas plant (“Gas Plant II”) to Bighorn DevCo, with total capacity of 200 million standard cubic feet per day (“MMscfpd”) to service gas production from Oasis Petroleum’s highly economic inventory. Gas Plant II is on schedule to begin operations in late 2018.

•	Deployed temporary gas processing units with total capacity of 40 MMscfpd in Wild Basin to process gas volumes in excess of current processing capacity.

(1)Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures. For definitions of Adjusted EBITDA and Distributable Cash Flow and reconciliations of Adjusted EBITDA and Distributable Cash Flow to net income and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“We delivered a successful first full quarter as a public company, positioning ourselves to grow distributions per unit annually at 20%, while also increasing coverage over time,” said Taylor Reid, Chief Executive Officer of OMP. “We continue to make progress on our 200 MMscfpd gas plant and expect it to start on time in late 2018 and on budget. Our business development team has identified new opportunities to bring in third party volumes into our Bighorn DevCo and has further identified opportunities to grow volumes in our Bobcat and Beartooth DevCos, as we are forecasting higher throughput volumes than originally anticipated. Our new guidance reflects the incremental capital and volumes that we expect to capture. We continue to invest capital at attractive build multiples, resulting in capital efficient growth opportunities for OMP.”

Other Key Developments:

•	Optimization of Johnson’s Corner pipeline, improving forecasted crude oil throughput volumes by over 15% to 40 - 42 Mbopd;

•	Early success in the fourth quarter of 2017 obtaining third party volumes for Beartooth DevCo, including both produced and freshwater volumes, leading to projected water volumes of 100 to 105 Mbowpd;

•
Spent $94.7 million on Gas Plant II in 2017, which includes $66.7 million for the assignment from Oasis Petroleum, with the remaining of the $140 million total Gas Plant II costs expected to be invested in 2018; and

•
Identified growth opportunities for Bobcat DevCo due to increased gas volumes in Wild Basin. Forecasted gas volumes have increased by over 30% to 132 - 140 MMscfpd in 2018, and OMP now anticipates gas volumes for Bobcat to exceed 200 MMscfpd by mid 2019, which represents an increase of over 50% compared to original forecasts. Additionally, OMP expects to gather incremental oil and water in Wild Basin and will invest additional CapEx in Bobcat to capture these volumes. OMP expects to invest this incremental CapEx at four to five times build multiples.

Operational and Financial Update

Select operational and financial statistics are included in the following table for the period presented:

Quarter Ended:
12/31/2017
(In millions, except throughput volumes)
Bighorn DevCo - 100% owned by OMP
Crude oil services volumes (Mbopd)	43.8
Natural gas services volumes (MMscfpd)	70.0
Operating income	$5.3
Depreciation and amortization	1.1
Bobcat DevCo - 10% owned by OMP
Crude oil services volumes (Mbopd)	34.2
Natural gas services volumes (MMscfpd)	108.4
Water services volumes (Mbowpd)	32.2
Operating income	$16.7
Depreciation and amortization	1.7
Beartooth DevCo - 40% owned by OMP
Water services volumes (Mbowpd)	98.5
Operating income	$12.0
Depreciation and amortization	1.6

Capital Expenditures

Capital Expenditures (“CapEx”) were $227.2 million for the year ended December 31, 2017 and totaled $129.2 million gross and $105.1 million net for the quarter ended December 31, 2017. Maintenance CapEx for the quarter ended December 31, 2017 was $2.5 million, of which $1.1 million was attributable to the Partnership. The following table depicts CapEx by each of OMP’s development companies for the quarter ended December 31, 2017.

	4Q 2017 CapEx ($ in millions)
DevCo	OMP Ownership	Gross	Net
Bighorn(1)	100%	$97.9	$97.9
Bobcat	10%	17.8	1.8
Beartooth	40%	13.5	5.4
Total CapEx		$129.2	$105.1
___________________
(1) Includes $66.7 million related to the assignment of Gas Plant II from Oasis Petroleum in the fourth quarter of 2017.

Financial Position and Liquidity

As of December 31, 2017, OMP had cash and cash equivalents of $0.9 million and $78.0 million of borrowings outstanding under its revolving credit facility with an unused borrowing capacity of $122.0 million.

Initial Quarterly Distribution

On February 2, 2018, the Board of Directors of OMP GP LLC, the general partner of the Partnership, declared the initial quarterly cash distribution of $0.3750 per unit for the quarter ended December 31, 2017. The Board of Directors also declared the third quarter distribution of $0.0245 per unit for the six days ended September 30, 2017. The third quarter distribution was prorated from the closing of the Partnership’s initial public offering on September 25, 2017. Both distributions equate to the minimum quarterly distribution of $0.3750 per unit on a full-quarter basis, and was paid on February 26, 2018 to unitholders of record as of February 16, 2018.

2018 Outlook

Highlights for 2018 include:

•	Growing distributions per unit each quarter — annualized at 20%;

•	Growing from an approximate 1.1x distribution coverage to a greater than 1.2x distribution coverage in 2018;

•	Total gross CapEx ranging between $230 million to $270 million and net CapEx attributable to the Partnership ranging between $72 million and $90 million;

•	Maintenance CapEx of approximately 7% to 10% of Adjusted EBITDA, which is included in the total CapEx estimate;

•	Cash interest of approximately $4 million in 2018;

•	Adjusted EBITDA attributable to OMP of $61 million to $65 million; and

•	Debt to forecasted next twelve months Adjusted EBITDA remaining below 2x throughout 2018.

The following table depicts the Partnership’s first quarter 2018 and full year 2018 guidance for gross throughput volumes.

	FY2017 Actual	1Q18	FY2018	Year over Year growth
Bighorn DevCo - 100% owned by OMP
Crude oil service volumes (Mbopd)	34.9	39 - 41	40 - 42	~18%
Natural gas service volumes (MMscfpd)	61.2	90 - 95	98 - 105	~66%
Bobcat DevCo - 10% owned by OMP
Crude oil service volumes (Mbopd)	26.3	34 - 36	34 - 36	~33%
Natural gas service volumes (MMscfpd)	88.0	122 - 128	132 - 140	~55%
Water service volumes (Mbowpd)	29.5	40 - 45	46 - 50	~63%
Beartooth DevCo - 40% owned by OMP
Water service volumes (Mbowpd)	84.3	93 - 98	100 - 105	~22%

The following table depicts the Partnership’s full year 2018 guidance for capital expenditures.

	2018 CapEx ($ in millions)
DevCo	OMP Ownership	Gross	Net
Bighorn	100%	$40 - 50	$40 - 50
Bobcat	10%	145 - 160	14 - 16
Beartooth	40%	45 - 60	18 - 24
Total CapEx		$230 - 270	$72 - 90

Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, February 28, 2018
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/24639
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	6026365
Website:	www.oasismidstream.com

A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, March 7, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10117253
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Taylor Mason, (281) 404-9600
Director, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2017	December 31, 2016(1)
	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$883	$—
Accounts receivable	834	667
Accounts receivable from Oasis Petroleum	85,818	11,721
Insurance receivable	—	5,096
Prepaid expenses	778	1,006
Total current assets	88,313	18,490
Property, plant and equipment	653,928	453,695
Less: accumulated depreciation, depletion and amortization	(34,348)	(22,160)
Total property, plant and equipment, net	619,580	431,535
Other assets	2,013	3
Total assets	$709,906	$450,028
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$—	$3,314
Accounts payable due Oasis Petroleum	11,638	—
Accrued liabilities	58,818	32,179
Accrued interest payable	114	—
Current income taxes payable	—	41,063
Total current liabilities	70,570	76,556
Long-term debt	78,000	—
Deferred income taxes	—	40,084
Asset retirement obligation	1,316	1,713
Total liabilities	149,886	118,353
Commitments and contingencies
Net parent investment / partners’ capital
Net parent investment	—	331,675
Common units - public (8,636,766 units outstanding as of December 31, 2017)	137,888	—
Common units - Oasis Petroleum (5,125,000 units outstanding as of December 31, 2017)	29,513	—
Subordinated units - Oasis Petroleum (13,750,000 units outstanding as of December 31, 2017)	79,173	—
Non-controlling interests	313,446	—
Total net parent investment / partners' capital	560,020	331,675
Total liabilities and net parent investment / partners' capital	$709,906	$450,028
___________________
(1) Represents balances of the Partnership’s predecessor, Oasis Midstream Services LLC, at December 31, 2016.

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$56,073	$32,567	$179,849	$120,258
Midstream services for third parties	810	255	2,367	594
Total revenues	56,883	32,822	182,216	120,852
Operating expenses
Direct operating	14,418	7,377	45,526	29,275
Depreciation and amortization	4,371	3,200	15,730	8,525
General and administrative	4,729	3,103	18,597	12,112
Total operating expenses	23,518	13,680	79,853	49,912
Operating income	33,365	19,142	102,363	70,940
Other income (expense)
Interest expense, net of capitalized interest	—	(1,531)	(6,965)	(5,481)
Other income (expense)	—	(12)	7	(474)
Total other income (expense)	—	(1,543)	(6,958)	(5,955)
Income before income taxes	33,365	17,599	95,405	64,985
Income tax expense	—	(6,631)	(22,858)	(24,857)
Net income	33,365	$10,968	72,547	$40,128
Less: Net Income Prior to the Offering	—		37,577
Net Income Subsequent to the Offering	33,365		34,970
Less: Net Income Attributable to Non-controlling Interests Subsequent to the Offering	22,253		23,332
Net Income Attributable to Oasis Midstream Partners LP	$11,112		$11,638
Earnings per limited partner unit - Basic and Diluted
Common units	$0.41		$0.43
Subordinated units	0.40		0.42
Weighted average number of limited partner units outstanding - Basic
Common units	13,628		13,566
Subordinated units	13,750		13,750
Weighted average number of limited partner units outstanding - Diluted
Common units	13,630		13,568
Subordinated units	13,750		13,750

Non-GAAP Financial Measures
Cash Interest
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Interest expense	$—	$1,531	$6,965	$5,481
Capitalized interest	562	289	1,220	4,419
Amortization of deferred financing costs	(119)	—	(126)	—
Cash Interest	443	$1,820	8,059	$9,900
Less: Cash Interest prior to the initial public offering	—		7,603
Cash Interest attributable to Oasis Midstream Partners LP	$443		$456

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and other non-cash adjustments. Adjusted EBITDA is not a measure of net income (loss) or cash flows as determined by GAAP.

Distributable Cash Flow (“DCF”)

The Partnership defines DCF as Adjusted EBITDA attributable to OMP less cash paid for interest and maintenance capital expenditures. Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, system operating capacity, operating income or revenue. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA and DCF provides information useful to investors and analysts for assessing results of operations, financial performance and OMP’s ability to generate cash from business operations without regard to financing methods or capital structure, coupled with OMP’s ability to make distributions to OMP unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)
Net income	$33,365	$10,968	$72,547	$40,128
Income tax expense	—	6,631	22,858	24,857
Depreciation and amortization	4,371	3,200	15,730	8,525
Equity-based compensation expenses	53	249	1,052	911
Impairment	—	—	—	—
Interest expense, net of capitalized interest	—	1,531	6,965	5,481
Other non-cash adjustments	—	—	—	10
Adjusted EBITDA	37,789	$22,579	119,152	$79,912
Less: Adjusted EBITDA prior to the initial public offering	—		79,484
Adjusted EBITDA subsequent to the initial public offering	37,789		39,668
Less: Adjusted EBITDA attributable to non-controlling interests	24,740		25,955
Adjusted EBITDA attributable to Oasis Midstream Partners LP	13,049		13,713
Cash Interest attributable to Oasis Midstream Partners LP	443		456
Maintenance capital expenditures	1,098		1,183
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$11,508		$12,074

Net cash provided by operating activities	$8,274	$15,765	$79,843	$72,086
Current tax expense	—	8,328	17,618	24,069
Interest expense, net of capitalized interest	—	1,531	6,965	5,481
Changes in working capital	29,635	(3,045)	14,853	(21,734)
Other non-cash adjustments	(120)	—	(127)	10
Adjusted EBITDA	37,789	$22,579	119,152	$79,912
Less: Adjusted EBITDA prior to the initial public offering	—		79,484
Adjusted EBITDA subsequent to the initial public offering	37,789		39,668
Less: Adjusted EBITDA attributable to non-controlling interests	24,740		25,955
Adjusted EBITDA attributable to Oasis Midstream Partners LP	13,049		13,713
Cash Interest attributable to Oasis Midstream Partners LP	443		456
Maintenance capital expenditures	1,098		1,183
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$11,508		$12,074

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